UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported) January 29, 1998
                                                           -------------------

                               GALEY & LORD, INC.
-------------------------------------------------------------------------------
              Exact name of registrant as specified in its charter

   DELAWARE                                                  56-1593207
-------------------------------                --------------------------------
 State or other jurisdiction of                IRS Employer  Identification No.
 incorporation or organization


  980 Avenue of the Americas, New York, New York                    10018
------------------------------------------------                 --------------
 Address of principal executive offices                            Zip Code

                                     212/465-3000
-------------------------------------------------------------------------------
                   Registrant's telephone number, including area code

                                    Not Applicable
--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report.

ITEM 2.        ACQUISITION OF ASSETS.

Incorporated by reference herein and attached as an exhibit hereto is the press release of Galey & Lord, Inc. (the "Company" or "Galey & Lord") dated January 30, 1998 announcing that Galey & Lord, Inc. had completed its acquisition of Dominion Textile's Apparel Fabrics Business.

On January 29, 1998, the Company entered into a Master Separation Agreement with Polymer Group Inc. ("Polymer"), DT Acquisition, Inc. ("DTA"), a subsidiary of Polymer, Dominion Textile, Inc. ("Dominion") and certain other parties thereto, pursuant to which the Company acquired the apparel fabrics business (the "Acquired Business") of Dominion from DTA for a cash purchase price of $464.5 million (the "Acquisition"). The total purchase price was funded with borrowings under the Company's credit facilities (described in Item 7 below). The Acquired Business primarily consists of several subsidiaries and operating divisions of Dominion, which comprises Swift Denim and Klopman workwear and career wear divisions, which manufacture and market denim fabrics and fabrics for the commercial uniform market. The Company currently intends to operate the Acquired Business and does not have any plans with respect to the disposition of any material assets currently used in the continuing operations of the Acquired Business.

ITEM 5.        OTHER EVENTS.

On January 29, 1998, the Company entered into a credit agreement (the "Senior Credit Facility") with First Union National Bank ("FUNB"), as agent and lender. The Senior Credit Facility provides for (i) a revolving line of credit under which the Company may borrow up to an amount (including letters of credit up to an aggregate of $30.0 million) equal to the lesser of $225.0 million or a borrowing base (comprised of eligible accounts receivable and eligible inventory, as defined in the Senior Credit Facility), (ii) a term loan in the principal amount of $155.0 million ("Term Loan B") and (iii) a term loan in the principal amount of $110.0 million ("Term Loan C"). Under the Senior Credit Facility borrowings were, and are required to be, used to refinance the Company's prior senior credit facility with FUNB, to fund the Acquisition, to pay for certain closing costs and expenses related to the Acquisition and for general corporate and working capital purposes.

Under the Senior Credit Facility, the revolving line of credit expires on March 27, 2004 and the principal amount of (i) Term Loan B is repayable in 24 quarterly payments of $387,500 until March 27, 2004 and, thereafter, four quarterly payments of $36,425,000 until Term Loan B's maturity on April 2, 2005 and (ii) Term Loan C is repayable in 28 quarterly payments of $275,000 until April 2, 2005 and, thereafter, four quarterly payments of $25,575,000 until Term Loan C's maturity on April 1, 2006. Under the Senior Credit Facility, the interest rate on the Company's borrowings under its revolving line of credit and term loans initially is fixed at a per annum rate, at the Company's option, of either LIBOR plus 2.25%, LIBOR plus 2.75% and LIBOR plus 3.00%, respectively, or the greater of the prime rate or the federal funds rate plus .50% plus a margin of 1.00% for revolving loans, 1.5% for Term Loan B and 1.75% for Term Loan C for at least two full fiscal quarters following the closing of the Acquisition. Thereafter, the revolving line of credit borrowings will bear interest at a per annum rate, at the Company's option, of either (i) (a) the greater of the prime rate or the federal funds rate plus .50% plus (b) a margin of 0%, .25%, .50%,
 .75% or 1.00%, based on the Company achieving certain leverage ratios (as defined in the Senior Credit Facility) or (ii) LIBOR plus a margin of .75%, 1.00%, 1.25%, 1.50%, 1.75%, 2.00% or 2.25%, based on the Company achieving certain leverage ratios. Term Loan B and Term Loan C will bear interest at a per annum rate, at the Company's option, of (A) with respect to Term Loan B either
(i) (a) the greater of the prime rate or federal funds rate plus .50%, plus (b) a margin of .25%, .50%, .75%, 1.00%, 1.25% or 1.50%, based on the Company achieving certain leverage ratios or (ii) LIBOR plus a margin of 1.50%, 1.75%, 2.00%, 2.25%, 2.50% or 2.75%, based on the Company achieving certain leverage ratios or (B) with respect to Term Loan C, either (i) (a)the greater of the prime rate or federal funds rate plus .50%, plus (b) a margin of .50%, .75%, 1.00%, 1.25%, 1.50% or 1.75%, based on the Company achieving certain leverage ratios, or (ii) LIBOR plus a margin of 1.75%, 2.00%, 2.25%, 2.50%, 2.75%, or
3.00%, based on the Company's achieving certain leverage ratios.

The Company's obligations under the Senior Credit Facility are secured by all of the assets (other than real property) of the Company and each of its domestic subsidiaries, and a pledge by the Company and each of its subsidiaries of all the outstanding capital stock of its respective domestic subsidiaries and a pledge of 65% of the outstanding voting capital stock, and 100% of the outstanding non-voting capital stock, of any of its respective foreign subsidiaries. In addition, payment of all obligations under the Senior Credit Facility is guaranteed by each of the Company's domestic subsidiaries. Under the Senior Credit Facility, the Company is required to make mandatory prepayments of principal annually in an amount equal to 50% of Excess Cash Flow (as defined in the Senior Credit Facility), and also in the event of certain dispositions of assets or debt or equity issuances (all subject to certain exceptions) in an amount equal to 100% of the net proceeds received by the Company therefrom.

The Senior Credit Facility contains certain covenants, including, without limitation, those limiting the Company's and its Subsidiaries' ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of its business, make certain investments or pay dividends. In addition, the Senior Credit Facility requires the Company to meet certain financial ratio tests and limits the amount of capital expenditures which the Company and its Subsidiaries may make in any fiscal year.

The Senior Subordinated Credit Agreement, dated December 19, 1997, as amended on January 29, 1998, ("Bridge Financing") provides for borrowings of $275 million, of which $145.6 million was initially borrowed on December 19, 1997 and the remainder of which was borrowed on January 29, 1998. All borrowings under the Bridge Financing were used to fund the Acquisition (including fees and expenses). The outstanding principal amount of all borrowings under the Bridge Financing will be due and payable on December 19, 2007; provided, however, that the Company is required to make certain mandatory prepayments of principal in the event of certain dispositions of assets, capital contributions or other debt or equity issuances. Borrowings under the Bridge Financing bear interest, which is payable monthly, at a per annum rate initially of LIBOR plus 4.50% and increasing by .25% for each month that borrowings under the Bridge Financing remain outstanding. In no event shall the interest rate on such borrowings exceed 18% (with the maximum interest rate with respect to interest payable in cash not to exceed 14% and the remainder to be payable in kind).

All borrowings under the Bridge Financing are unsecured and payment by the Company of all obligations under the Bridge Financing is subordinated to the prior payment in full of all obligations under the Senior Credit Facility. The Bridge Financing contains certain covenants, including, without limitation, those limiting the Company's ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of its business or make dividends.

The Company expects to replace the Bridge Financing with 10 year senior subordinated notes during February 1998. The Company has obtained a commitment regarding the issuance and sale of the 10 year senior subordinated notes (the "Note Issuance").

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

The following are historical financial statements of the Acquired Business and the pro forma combined financial statements of the Company and the Acquired Business.


  Financial Statements of the Acquired Business

  AUDITED COMBINED FINANCIAL STATEMENTS OF THE APPAREL FABRICS
     BUSINESS OF DOMINION TEXTILE INC.:

     Report of the Independent Auditors                                      5
     Combined Statements of Income and Deficit for the Years Ended
        June 30, 1995, 1996 and 1997                                         6
     Combined Balance Sheets as of June 30, 1996 and 1997                    7
     Combined Statements of Cash Flows for the Years Ended
        June 30, 1995, 1996 and 1997                                         8
     Notes to Combined Financial Statements                             9 - 24

  UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS OF THE APPAREL FABRICS
     BUSINESS OF DOMINION TEXTILE INC.:

     Unaudited Condensed Combined Statements of Income and Deficit for the
        Three-Month Periods Ended September 30, 1996 and 1997               25
     Unaudited Condensed Combined Balance Sheets as of June 30, 1997 and
        September 30, 1997                                                  26
     Unaudited Condensed Combined Statements of Cash Flows for the Three-
        Month Periods Ended September 30, 1996 and 1997                     27
     Notes to Unaudited Condensed Combined Financial Statements        28 - 29

  Pro Forma Combined Financial Statements

  Unaudited Pro Forma Combined Balance Sheet as of
     September 30, 1997                                                     31
  Notes to Unaudited Pro Forma Combined Balance Sheet                   32 -33
  Unaudited Pro Forma Combined Statement of Operations for the
     Year Ended September 27, 1997                                          34
  Notes to Unaudited Pro Forma Combined Statement of Operations             35

                          INDEPENDENT AUDITORS' REPORT

To Boards of Directors and Stockholders of Galey & Lord, Inc. and Polymer Group, Inc.

We have audited the accompanying combined balance sheets of the Apparel Fabrics Business of Dominion Textile Inc. (the "Business") as of June 30, 1996 and 1997, and the related combined statements of income and deficit and cash flows for the years ended June 30, 1995, 1996 and 1997. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the financial statements of Swift Textiles Europe Limited, the Business' investment which is accounted for using the equity method. The Business' equity of $3.2 million and $2.8 million in the Swift Textiles Europe Limited net assets at June 30, 1996 and 1997, respectively, and of $6.3 million, $8.3 million and $7.4 million in the net income for the years ended June 30, 1995, 1996 and 1997, respectively are included in the accompanying combined financial statements. The financial statements of Swift Textiles Europe Limited were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such company, is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, such combined financial statements present fairly, in all material respects, the combined financial position of the Business as of June 30, 1996 and 1997, and the combined results of its operations and its cash flows for the years ended June 30, 1995, 1996 and 1997, in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared from the separate records maintained by the Business and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business had been operated as a separate entity for all periods presented. Portions of certain income, expenses, assets and liabilities represent allocations made from Dominion Textile Inc.'s headquarters, as explained in the basis of presentation.

DELOITTE & TOUCHE

Chartered Accountants
January 29, 1998




                            APPAREL FABRICS BUSINESS

                    COMBINED STATEMENTS OF INCOME AND DEFICIT

                                                                                     For the Years Ended

                                                                       June 30,            June 30,             June 30,
                                                                        1995                1996                 1997
                                                                      ---------            --------             ------
Sales.........................................................      $633,690,769         $650,862,549        $610,573,010
Cost of goods sold............................................       529,723,906          577,238,622         552,669,567
Restructuring charges (Note 1)................................                 --           3,558,000          17,816,145
                                                                     ------------           ---------          ----------

Gross profit..................................................       103,966,863           70,065,927          40,087,298
                                                                     -----------           ----------          ----------

Selling expenses..............................................        20,267,232           23,024,674          20,265,482
Administrative expenses.......................................        32,183,500           32,745,972          32,046,918
Goodwill amortization.........................................         1,990,263            1,991,969            1,988,145
                                                                       ---------            ---------            ---------

                                                                      54,440,995           57,762,615          54,300,545
Operating income (loss).......................................        49,525,868           12,303,312         (14,213,247)
Interest expense, net.........................................       (28,732,689)        (18,736,557)         (17,412,760)
Share in net income of associated companies...................         6,308,424            8,325,611            7,409,584
Other expense, net (Note 2)...................................        (1,497,313)           (711,651)             (73,495)
                                                                      -----------           ---------             --------

Income (loss) before provision for (recovery of) income
   taxes......................................................        25,604,290            1,180,715         (24,289,918)
Provision for (recovery of) income taxes (Note 3).............         6,577,499          (3,587,550)         (10,183,601)
                                                                       ---------          -----------         ------------

Net income (loss) before extraordinary loss...................        19,026,791            4,768,265         (14,106,317)
Extraordinary loss on early extinguishment of debt............                 --         (2,223,007)                   --
                                                                      -----------         -----------         ------------

Net income (loss).............................................        19,026,791            2,545,258         (14,106,317)
                                                                      ----------            ---------         ------------

Deficit, at beginning.........................................      (137,499,011)       (118,472,220)        (115,926,962)
                                                                    -------------       -------------        -------------

Deficit, at end...............................................      (118,472,220)       (115,926,962)        (130,033,279)
                                                                    =============       =============        =============



                 See notes to the combined financial statements.




                            APPAREL FABRICS BUSINESS

                             COMBINED BALANCE SHEETS

                                                                                         June 30,              June 30,
                                                                                          1996                  1997
                                                                                         -------                ------
Assets
Current assets
  Cash and cash equivalents.....................................................        $17,696,400           $36,797,072
  Receivables
    Trade, net of allowance for doubtful accounts of $2,214,213
       (1996 -- $2,423,183).....................................................        124,535,410           118,459,831
    Other.......................................................................          9,763,297            17,987,082
  Inventories (Note 4)..........................................................         93,141,222            84,972,495
  Other current assets..........................................................         24,487,994            11,392,840
                                                                                         ----------            ----------

                                                                                        269,624,323           269,609,320
Investments and advances (Note 5)...............................................          8,136,681             6,576,251
Property, plant and equipment, net (Note 6).....................................        273,060,797           244,025,312
Intangible assets, net (Note 7).................................................         64,783,364            62,213,219
Other assets (Note 8)...........................................................         17,346,872             8,688,738
                                                                                         ----------             ---------

Total assets....................................................................        632,952,037           591,112,840
                                                                                        ===========           ===========

Liabilities and stockholders' equity
Current liabilities
  Accounts payable..............................................................         31,580,971            32,999,742
  Payroll, related taxes and other employee related liabilities.................         19,053,253            15,951,978
  Other accrued liabilities.....................................................         22,544,038            37,578,824
  Interest payable..............................................................          5,933,779             5,656,732
  Income taxes payable..........................................................          4,623,042             4,320,246
  Long-term debt due within one year (Note 9)...................................            916,297             1,535,908
                                                                                            -------             ---------

                                                                                         84,651,380            98,043,430
Long-term debt (Note 9).........................................................        247,897,323           197,971,915
Deferred income taxes (Note 3)..................................................         41,245,274            30,291,948
Other non-current liabilities...................................................         47,520,476            43,293,000
                                                                                         ----------            ----------

Total liabilities...............................................................        421,314,453           369,600,293
                                                                                        -----------           -----------

Stockholders' equity
  Additional paid-in capital....................................................        334,205,229           370,598,557
  Deficit.......................................................................       (115,926,962)         (130,033,279)
  Cumulative translation adjustment (Note 11)...................................         (6,640,683)          (19,052,731)
                                                                                         -----------          ------------

Total stockholders' equity......................................................        211,637,584           221,512,547
                                                                                        -----------           -----------

Total liabilities and stockholders' equity......................................        632,952,037           591,112,840
                                                                                        ===========           ===========



                 See notes to the combined financial statements.



                            APPAREL FABRICS BUSINESS

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                                     For the Years Ended
                                                                       June 30,            June 30,             June 30,
                                                                        1995                1996                 1997
                                                                        ----                ----                 ----
Operating activities
Net income (loss)..............................................       $19,026,791          $2,545,258        $(14,106,317)
   Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Extraordinary loss on early extinguishment of debt.......                --           2,223,007                  --
      Depreciation and amortization............................        32,142,141          34,402,833          35,471,104
      Deferred income taxes....................................        (5,467,126)          (457,006)         (10,953,325)
      Loss on disposal of property, plant and equipment........         2,048,236           3,238,143            2,454,532
      Share in net income of associated companies..............        (6,308,424)        (8,325,611)          (7,409,584)
      Dividends received from associated companies.............         7,105,000           9,283,126            7,621,617
Changes in assets and liabilities:
   Receivables, net............................................        (8,317,959)          2,258,602          (2,912,386)
   Inventories.................................................         4,092,963        (15,105,401)            5,426,948
   Other current assets........................................        (6,140,899)        (4,117,510)          12,729,080
   Other assets................................................         1,213,408          11,101,967            8,198,519
   Current liabilities.........................................       (10,155,921)        (4,258,069)            5,805,026
   Other liabilities...........................................         2,951,519         (2,754,030)          (3,284,321)
   Other, net..................................................        (2,589,795)        (1,675,400)              18,325
                                                                       -----------        -----------              ------
Net cash provided by operating activities......................        29,599,934          28,359,909          39,059,218
                                                                       ----------          ----------          ----------

Investing activities
Capital expenditures...........................................       (27,061,662)       (52,580,250)         (17,164,366)
Proceeds from sale of property, plant and equipment............         3,728,894           2,763,172            3,328,188
Investments in associated companies and other..................        (2,948,045)            489,997            1,772,462
Other, net.....................................................        (7,532,631)          1,656,072            5,944,680
                                                                       -----------          ---------            ---------
Net cash used in investing activities..........................       (33,813,444)       (47,671,009)          (6,119,036)
                                                                      ------------       ------------          -----------

Financing activities
Repayment of short-term borrowings.............................       (12,034,909)                --          (12,922,743)
Repayment of long-term debt....................................      (120,238,155)      (206,783,360)         (49,880,066)
Issue of short-term borrowings.................................                --                 --           12,922,743
Issue of long-term debt........................................        97,915,928         220,695,364             822,389
Debt issue costs...............................................                --         (3,373,158)                  --
Changes in additional paid-in capital..........................        24,764,445         (3,990,150)          36,393,328
                                                                       ----------         -----------          ----------
Net cash (used in) provided by financing activities............        (9,592,691)          6,548,696         (12,664,349)
                                                                       -----------          ---------         ------------

Effect of changes in exchange rates on cash and cash
   equivalents.................................................         1,702,437             439,027          (1,175,161)
                                                                        ---------             -------          -----------

Net increase (decrease) in cash and cash equivalents...........       (12,103,764)       (12,323,377)          19,100,672
Cash and cash equivalents, beginning of year...................        42,123,542          30,019,778          17,696,400
                                                                       ----------          ----------          ----------

Cash and cash equivalents, end of year.........................        30,019,778          17,696,401          36,797,072
                                                                       ==========          ==========          ==========

Supplemental disclosure of cash flow information Net cash paid (received) during the year for:
    Interest...................................................        30,840,440          21,248,309          18,841,124
                                                                       ----------          ----------          ----------

    Income taxes...............................................        (1,464,625)          2,145,272          (2,695,072)
                                                                       -----------          ---------          -----------


                 See notes to the combined financial statements.

                            APPAREL FABRICS BUSINESS

                              BASIS OF PRESENTATION

                    Years ended June 30, 1995, 1996 and 1997

GENERAL

The consolidated financial statements of Dominion Textiles Inc. (the "Corporation"), a Canadian company, have been issued to stockholders.

All dollar amounts in the combined financial statements are stated in US dollars.

The combined financial statements of the Apparel Fabrics Business of Dominion Textile Inc. (the "Business") include the operations of Swift Denim, Inc., Klopman International S.p.A. and Swift Textiles Europe Limited which were operated as subsidiaries or associated companies of Dominion Textile Inc. On December 29, 1997, pursuant to a takeover offer, DT Acquisition Inc., an affiliate of Polymer Group, Inc. ("PBI") acquired all shares tendered which approximated 98% of the outstanding common stock of the Corporation. In connection with the change of control, PBI entered into a preliminary agreement with Galey & Lord, Inc., to sell it certain operations. In contemplation of the change in control and the subsequent sale of certain operations, the operations and the net assets of the Corporation have been essentially divided into two groups: the Apparel Fabrics Business and the Dominion Nonwovens and Industrial Products Business.

The combined financial statements have been prepared using the Corporation's historical basis in the assets and liabilities and historical results of operations related to the Business. Changes in additional paid-in capital represent the Corporation's contribution of its net operating investment plus net cash transfers to or from the Corporation. The combined financial statements reflect the results of operations, financial position and cash flows of the Business as if it had operated as a separate entity for all periods presented and may not be indicative of actual results of operations and financial position of the Business under different ownership.

Additionally, the combined financial statements include allocations of certain corporate headquarters assets, liabilities (excluding deferred income taxes), and net expenses. All significant intergroup transactions and balances have been eliminated.

ALLOCATIONS

The liabilities of the Business include outstanding direct third-party indebtedness and the amount of debt based on the ratio of the Business' average net operating investment to the aggregate net operating investment of the two groups. Interest expense shown in the combined financial statements reflects the interest expense associated with the aggregate borrowings for each period presented principally based on a blend of the Corporation's long-term weighted average interest rates for the applicable period.

General corporate overhead related to the Corporation's headquarters has been allocated to the Business based on the ratio of the Business' sales to the aggregate sales of the Corporation. The costs of the services charged to the Business are not necessarily indicative of the costs that would have been incurred if the Business had performed these functions as a stand-alone entity. Additionally, income taxes on allocated general corporate overhead are calculated using the Corporation's statutory tax rate.

Management believes that the basis of allocation is reasonable.




                            APPAREL FABRICS BUSINESS
                       BASIS OF PRESENTATION -- Continued

The following table illustrates the results of applying the allocation method described above on various financial statement items:

                                                                                 For the years ended June 30,

                                                                         1995                1996                1997
                                                                         ----                ----                ----

  Net impact on gross profit.....................................       $(656,376)        $(1,053,173)        $(3,453,504)
  General corporate overhead, net................................     (12,101,010)         (4,381,800)         (7,454,020)
  Recovery of income taxes.......................................        4,949,866           3,143,589           4,293,493
  Extraordinary loss on early extinguishment of debt.............               --         (2,223,007)                  --
                                                                                --         -----------                  --

                                                                       (7,807,520)         (4,514,391)         (6,614,031)
                                                                       ===========         ===========         ===========

                                                                  As of June 30,

                                                            1996               1997
                                                            ----               ----

      Net assets excluding long-term debt............        457,385         14,539,529
      Long-term debt.................................    245,247,741        197,049,432
      Cumulative translation adjustment..............      (575,472)        (4,252,709)

                                       10

                            APPAREL FABRICS BUSINESS

                         SIGNIFICANT ACCOUNTING POLICIES

                    Years Ended June 30, 1995, 1996 and 1997

The combined financial statements have been prepared in accordance with US generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant accounting policies are as follows:

The combined financial statements include the accounts of Swift Denim, Inc. and of Klopman International S.p.A., plus certain allocations from the corporate headquarters as explained in the basis of presentation. The investment in associated companies is carried at the Business' equity therein. All significant intercompany transactions are eliminated.

The business acquisitions are accounted for using the purchase method. The assets and liabilities of the acquired entities are adjusted to appropriate carrying values.

NATURE OF OPERATIONS

The Business produces denim and polycotton fabrics for careerwear and markets these products on a worldwide basis.

FISCAL YEAR

The Business' fiscal year is the 52- or 53-week period ending on the last Saturday in June. Fiscal 1995 includes operations for a 52-week period, whereas fiscal 1996 includes operations for a 53-week period and fiscal 1997 includes operations for a 52-week period.

TRANSLATION OF FOREIGN CURRENCIES

Unrealized translation gains and losses on assets and liabilities denominated in foreign currencies are reflected in income of the period. Unrealized translation gains or losses on debt designated as a hedge of foreign self-sustaining operations are included in the cumulative translation adjustment in stockholders' equity.

The assets and liabilities of foreign operations, all of which are self-sustaining, are translated at exchange rates in effect at the balance sheet dates. Revenue and expense items are translated at average exchange rates prevailing during the period. The resulting gains and losses are accumulated in the cumulative translation adjustment in stockholders' equity.

                            APPAREL FABRICS BUSINESS
                  SIGNIFICANT ACCOUNTING POLICIES -- Continued

FINANCIAL INSTRUMENTS

The Business enters into a variety of financial instruments to manage its exposure to foreign currency rates and market risk related to its cotton purchase requirements. These instruments are used for hedging purposes and are employed in connection with an underlying asset, liability, firm commitment or anticipated transaction.

Gains and losses on hedges of existing assets and liabilities are included in the carrying amounts of those assets and liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are also deferred and recognized in income or as adjustments of carrying amounts when the hedged transaction occurs. Gains and losses on financial instruments that do not qualify as hedges for accounting purposes are recognized in income.

CASH EQUIVALENTS

Cash equivalents include all highly liquid short-term instruments purchased with a maturity of three months or less.

INVENTORY VALUATION

Inventories are valued at the lower of cost (determined substantially on the first-in, first-out method) and net realizable value or replacement value for certain supplies. The cost of work in process and finished goods includes raw materials, direct labor and certain manufacturing overhead expenses. Adequate provision is made for slow moving and obsolete inventories.

DEPRECIATION AND AMORTIZATION

Property, plant and equipment are stated at historical cost. Depreciation is provided on a straight-line basis at varying rates which allocate the cost of the assets over their estimated economic lives. Buildings are amortized primarily over 25 years and machinery and equipment over 3 to 15 years.

Goodwill which represents, at the acquisition date, the excess of cost over the fair value of companies acquired, is amortized on a straight-line basis over a maximum of 40 years. The Business evaluates the carrying value of goodwill for potential permanent impairment on an ongoing basis. In order to determine if such a permanent impairment exists, the Business' management considers each business unit's financial condition and expected future cash flows, using projected financial performance. A permanent impairment in the value of goodwill is written off against income in the year such impairment is recognized.

Other intangible assets are amortized over their respective estimated useful lives for periods ranging from 4 to 25 years. Deferred refinancing costs are amortized over the term of the related debt.

ADOPTION OF NEW ACCOUNTING STANDARD

During 1997, the Business adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." SFAS 121 establishes accounting standards for recording the impairment of long-lived assets, certain identifiable intangibles, goodwill and assets to be disposed of. The management determined that no impairment loss was needed to be recognized for applicable assets of its operations. Such determination does not envisage the change of control described in the basis of presentation.

                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

1. RESTRUCTURING CHARGES

In the fourth quarter of 1997, the Business recorded provisions totaling $17.8 million for the restructuring of its Klopman International unit and for its share in a company-wide cost reduction program.

The Klopman charge totaled $15.1 million and primarily covered severance payments and the writedown of assets to net realizable value in connection with the shutdown of a greige mill located in Tralee, Ireland and the rationalization of manufacturing operations at a plant located in Frosinone, Italy. Cash payments related to the Klopman charge are expected to approximate $8.6 million with spending primarily taking place in 1998 and to be financed through working capital.

The Business' share in the charge related to the company-wide cost reduction program amounted to $2.7 million and provided for severance payments and rationalization costs in the general and administrative areas to be implemented in 1998.

In 1996, a provision of $3.6 million in connection with an earlier rationalization program at Klopman's Tralee, Ireland plant was fully utilized during the year.

2. OTHER EXPENSE, NET

                                                                          1995               1996                1997
                                                                          ----               ----                ----
    Loss on disposal of property, plant and equipment.............     $(2,048,236)       $(3,238,143)        $(2,454,532)
    Business' share in gain realized upon termination of
     pension plan.................................................               --          2,550,648           2,797,173
    Other items, net..............................................         550,923            (24,156)           (416,136)
                                                                           -------            --------           ---------
                                                                        (1,497,313)          (711,651)            (73,495)
                                                                        ===========          =========            ========

3. INCOME TAXES

The Business follows Statement of Financial Accounting Standards No. 109 in accounting for income taxes.

Dominion Textile Inc., as a Canadian company, is subject to Canadian tax legislation. The combined income taxes differ from the income taxes calculated using the Canadian statutory rates for the following reasons:

                                                                          1995               1996                1997
                                                                          ----               ----                ----
   Income (loss) before income taxes..............................     $25,604,290         $1,180,715        $(24,289,918)
                                                                       -----------         ----------        -------------

   Statutory income tax rates in Canada...........................           38.80%            38.95%               38.83%
   Income taxes based on combined basic Canadian federal
    and provincial rates..........................................        9,934,465           459,888          (9,431,775)

   Increase (decrease) in income taxes resulting from:
    Losses incurred in the year not tax affected..................        1,702,709         4,979,532            4,018,342
    Share in net income of associated companies...................      (2,447,669)        (3,242,826)         (2,877,142)
    Utilization of tax benefits carried forward...................      (3,687,267)        (3,807,516)         (1,281,954)
    Other.........................................................        1,075,261        (1,976,630)           (611,073)
                                                                          ---------        -----------           ---------
                                                                          6,577,499        (3,587,550)        (10,183,601)
                                                                          ---------        -----------        ------------
   Income taxes (recovery)
    Current.......................................................        2,622,110         4,182,050          (5,225,610)
    Deferred......................................................        3,955,389        (7,769,600)         (4,957,991)
                                                                          ---------        -----------         -----------
   Total income taxes.............................................        6,577,499        (3,587,550)        (10,183,601)
                                                                          =========        ===========        ============


                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

3. INCOME TAXES (CONTINUED)

At June 30, 1996 and 1997, the deferred tax assets (included in other current assets), the deferred tax liabilities and the valuation allowances are as follows:

                                                                               1996                        1997
                                                                               ----                        ----

    Deferred tax assets
     Accounts receivable.........................................               $1,092,933                 $1,252,468
     Non-deductible items........................................                1,982,689                  3,034,626
     Revenue not currently taxable...............................              (1,024,112)                   (711,499)
     Net operating losses........................................               11,680,972                 12,277,698
                                                                                ----------                 ----------

                                                                                13,732,482                 15,853,293
                                                                                ==========                 ==========

    Deferred tax liabilities
     Postretirement obligation...................................                4,339,684                  4,339,684
     Other non-deductible accruals...............................                (638,043)                  5,068,225
     Property, plant and equipment...............................             (44,946,915)                (39,699,857)
                                                                              ------------                ------------

                                                                              (41,245,274)                (30,291,948)
                                                                              ============                ============

    Valuation allowances.........................................             (11,680,972)                (12,277,698)
                                                                              ============                ============



As of June 30, 1997, the Business has unused income tax losses pertaining to 1997 and prior years of approximately $33.2 million, which may be used to reduce future years' taxable income. The benefit resulting from these income tax losses has not been recognized in the accounts. The amount, the form and the timing of the benefit resulting from these income tax losses could be affected by the change in control discussed in the basis of presentation. These losses expire as follows:

                                                           (in thousands
                                                             of dollars)

                                    1998                       $8,481
                                    1999                       15,357
                                    2000                           --
                                    2001                        9,345
                                                                -----

                                                               33,183
                                                               ======

The Internal Revenue Service is examining the income tax returns of Dominion Textile (USA) Inc., a company under common control, for the years 1987 through 1989. Management is of the opinion that it has adequately provided for any additional income taxes that may be assessed as a result of this examination.

Foreign tax credits would offset the amount of undistributed income of international subsidiaries and affiliates which would be subject to additional income taxes if distributed.




                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

4. INVENTORIES
                                                                                               1996               1997
                                                                                               ----               ----
  Finished goods.......................................................................     $37,189,428        $40,863,615
  Work in process, including greige fabric for further processing......................      33,086,176         29,674,463
  Raw materials and supplies...........................................................      22,865,618         14,434,417
                                                                                             ----------         ----------

                                                                                             93,141,222         84,972,495
                                                                                             ===========        ===========


5. INVESTMENTS AND ADVANCES
                                                                   1996               1997
                                                                   ----               ----
   Investment in associated companies (a)..................    $3,156,324        $2,751,447
   Other investments and advances (b)......................     4,980,357         3,824,804
                                                               ----------        ----------
                                                                8,136,681         6,576,251
                                                               ===========        =========


(a)    Summarized information, derived from the latest audited financial statements of Swift Textiles Europe Limited is presented below:
                                                                      For the years ended March 31
                                                                      ----------------------------
                                                        1995                      1996                      1997
                                                        ----                      ----                      ----
    Sales...................................         $68,573,890               $74,762,092               $69,570,334
    Operating income........................           5,994,852                 8,430,129                  7,991,862

                                                            As of March 31
                                                            --------------
                                                    1996                       1997
                                                    ----                       ----

    Current assets......................          $21,752,158               $23,481,778
    Fixed assets........................            8,715,812                 7,482,574
    Net assets..........................            1,289,050                 1,159,568


(b)    Other investments and advances include secured loans to Swift Textiles
       Europe Limited of $2.4 million, $3.2 million and $3.7 million in 1995, 1996 and 1997, respectively. The loans outstanding at June 30, 1997 bear interest at 8% and are payable in installments through 2007.

6. PROPERTY, PLANT AND EQUIPMENT, NET
                                                                                      1996                        1997
                                                                                      ----                        ----
   Land...............................................................              $1,084,818                  $868,519
   Buildings and leasehold improvements...............................             125,677,367                123,851,835
   Less: Accumulated depreciation.....................................            (52,847,179)               (56,504,736)
                                                                                  ------------               ------------
                                                                                    73,915,006                 68,215,618
                                                                                    ----------                 ----------

   Machinery and equipment............................................             387,296,973                372,649,745
   Less: Accumulated depreciation.....................................           (188,151,182)              (196,840,051)
                                                                                 -------------              -------------
                                                                                   199,145,791                175,809,694
                                                                                   -----------                -----------
                                                                                   273,060,797                244,025,312
                                                                                   ===========                ===========


Depreciation and amortization of property, plant and equipment amounts to $30,362,520, $32,412,514 and $33,482,826 in 1995, 1996 and 1997, respectively.




                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

7. INTANGIBLE ASSETS, NET

                                                                                    1996                         1997
                                                                                    ----                         ----

    Goodwill.......................................................             $83,221,796                  $82,492,240
    Other..........................................................                 407,870                      347,964
                                                                                    -------                      -------

                                                                                 83,629,666                   82,840,204
    Less: Accumulated amortization.................................             (18,846,302)                 (20,626,985)
                                                                                ------------                 ------------
                                                                                 64,783,364                   62,213,219
                                                                                 ==========                   ==========

Total intangible asset  amortization  charged to income amounts to $1,779,621,  $1,990,318 and $1,988,278 in 1995, 1996 and
1997, respectively.

8. OTHER ASSETS

                                                                                    1996                         1997
                                                                                    ----                         ----

     Deferred refinancing and other costs....................................     $7,224,213                  $6,777,166
     Pension asset...........................................................      2,368,273                   1,911,572
     Note receivable(a)......................................................      7,754,386                          --
                                                                                   ---------            ----------------
                                                                                  17,346,872                   8,688,738
                                                                                  ==========                   =========


(a) The $10.0 million note received on the sale of Wayn-Tex Inc., a former subsidiary of the Corporation, and due in August 1999, was prepaid subsequent to year-end and accordingly has been reclassified in other current receivables at June 30, 1997. The Business was allocated a portion of the note based on the allocation method explained in the basis of presentation. The interest rate on the note was 11.75%.

9.     LONG-TERM DEBT

        The Business' long-term debt is as follows:
                                                                                           1996                  1997
                                                                                           ----                  ----
   Secured
   Term notes (3.7 billion lira) due June 1998 at 8.65%..........................        $3,118,903            $2,458,391
   Other.........................................................................           446,976                    --
   Unsecured
   Business' share in general corporate long-term debt (a).......................       245,247,741           197,049,432
                                                                                        -----------           -----------
                                                                                        248,813,620           199,507,823
   Long-term debt due within one year............................................          (916,297)           (1,535,908)
                                                                                           ---------           -----------
                                                                                        247,897,323           197,971,915
                                                                                        ===========           ===========


(a) As of June 30, 1997 and 1996, the general corporate long-term debt is as follows:

                                                                                              1996                1997
                                                                                              ----                ----
     Unsecured and Guaranteed Senior Notes, Due
       November 2003(i).............................................................     $150,000,000          $150,000,000
     Unsecured and Guaranteed Senior Notes, Due April 2006 (ii).....................      125,000,000           125,000,000
     Unsecured Revolving Credit Facility (ii).......................................        57,000,000                   --
     Other..........................................................................          685,997                    --
                                                                                        -------------     -------------------
                                                                                          332,685,997           275,000,000
     Long-term debt due within one year.............................................         (55,866)                    --
                                                                                      ---------------     -------------------
                                                                                          332,630,131           275,000,000
                                                                                     ================     ====================

                                       16

                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

9. LONG-TERM DEBT (CONT'D)

    (i) These notes were issued by Dominion Textile (USA) Inc. and are unconditionally guaranteed by the Corporation.

    (ii) In 1996, the Corporation completed a refinancing plan which included the issue by Dominion Textile (USA) Inc. of $125 million of Guaranteed Senior Notes and the concurrent arrangement of the Revolving Credit Facility. Proceeds of the senior notes and from certain simultaneous borrowings under the Revolving Credit Facility were used to prepay secured loans outstanding (including prepayment premiums and accrued interest).

    The Revolving Credit Facility of $100 million will mature on April 1, 2001 and bears interest at a floating rate equal to, at the borrower's option (i) the higher of the prime rate or Federal Funds Rate plus 0.5%; or (ii) LIBOR plus a margin which is subject to change within a range of 0.5% and 2.0% depending on the consolidated debt to cash flow ratio of the Corporation. Interest payment dates vary in accordance with the maturity period selected for each borrowing made under the facility. The facility also provides for availability of letters of credit.

    The credit facilities governing the long-term indebtedness of the Corporation contain covenants which include, among others, covenants restricting certain investments, capital expenditures, other indebtedness, disposition of assets, mergers and acquisitions, liens and encumbrances, and also set out certain financial covenants. These financial covenants include, among others, requirements for the Corporation to maintain various consolidated financial ratios and net worth levels in excess of predefined levels.

    In addition, the change of control, discussed in the basis of presentation, will cause Dominion Textile (USA) Inc. to offer, within 30 days after the change of control, to repurchase all outstanding senior notes at a predefined price.

    As of June 30, 1997, letters of credit aggregating $4.3 million were issued, representing contingent liabilities of the Corporation under the Revolving Credit Facility and $95.7 million was unutilized and available.

     (b) The payments required on the long-term debt are as follows:

                                          General
                                         corporate
                                         long-term                 Business'
                                            debt                      share

 1998                         $                 --                 $1,535,908
 1999                                           --                    922,483
 2000                                           --                         --
 2001                                           --                         --
 2002                                           --                         --
 2003 and subsequent years             275,000,000                197,049,432
                                       -----------                -----------
                                       275,000,000                199,507,823
                                       ============              ===========

     (c) Interest expense related to long-term debt totaled $24.3 million, $19.4 million, and $19.5 million in 1995, 1996 and 1997, respectively.

                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

9. LONG-TERM DEBT (CONT'D)

     (d) The following table presents the interest rates as of June 30, 1997:

                Canadian prime rate................    4.75%
                US prime rate......................    8.50%
                Federal Funds rate.................    5.63%
                LIBOR-3 month-period...............    5.81%

     (e) As of June 30, 1997, the Business maintained other available bank lines of credit for general corporate purposes, at the bank's prime rate of interest or equivalents, to meet normal operating requirements.

10. FINANCIAL INSTRUMENTS

RISK MANAGEMENT
The Business operates internationally and is exposed to market risks from changes in foreign exchange rates and in the cost of cotton, its principal raw material.

FOREIGN CURRENCY HEDGING
During the period, the Business used forward contracts to hedge certain operating and capital cash flows. As of June 30, 1997, $20.9 million notional amount of forward exchange contracts were outstanding.

COTTON HEDGING
For hedging purposes, the Business enters principally into futures contracts and option positions to reduce the impact of changes in the cost of cotton used in its manufacturing process. The option positions primarily include long-calls that qualify for hedge accounting. As of June 30, 1997, the Business had aggregate open futures contracts and long-call options to purchase approximately 24 million pounds of cotton.

INTEREST RATES
Substantially all long-term debt is issued at fixed interest rates.

FAIR VALUES
Fair values approximate amounts at which financial instruments could be exchanged between willing parties, based on current markets for instruments of the same risk, principal and remaining maturities. Fair values are based on estimates using present value and other valuation techniques which are significantly affected by the assumptions used concerning the amount and timing of future cash flows and discount rates which reflect varying degrees of risk.

Therefore, due to the use of subjective judgment and uncertainties, the aggregate fair value amount should not be interpreted as being realizable in an immediate settlement of the instruments.

As of June 30, 1997 and 1996 the carrying value of all financial instruments approximates fair value with the following exceptions:

                                                                   1996                                 1997
                                                                   ----                                 ----
                                                          Carrying             Fair            Carrying            Fair
                                                           Value              Value             Value             Value
 Long-term debt....................................   $248,813,620       $243,474,606      $199,507,823      $205,659,328
 Derivatives, asset (liability) position
   Futures and forward exchange contracts..........              --        (1,155,800)               --          (606,055)
   Options.........................................       4,027,400         2,114,500           637,900           402,200

                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

10. FINANCIAL INSTRUMENTS (CONT'D)

CREDIT RISK
The Business is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments, but it does not expect any counterparties to fail to meet their obligations, given their high credit ratings. Where appropriate, the Business obtains collateral in the form of rights to securities or arranges master netting agreements. The credit exposure of the financial instruments is represented by the fair value of contracts with a positive fair value at the reporting date, reduced by the effects of master netting agreements.

The Business is exposed to credit risk from customers. However, the Business has a large number of diverse customers which minimizes the concentration of this risk. Sales to two customers represented 35% in 1997 (1996 - 38% and 1995 - 33%) of the Business' combined sales.

GUARANTEES
As of June 30, 1997, the Corporation had outstanding guarantees of $4.3 million (1996 - nil) representing financial guarantees issued in the normal course of business.

11. CUMULATIVE TRANSLATION ADJUSTMENT

The changes in the cumulative translation adjustment are as follows:

                                                  1996                1997
                                                  ----                ----

     Balance at beginning..................... $(7,130,922)        $(6,640,683)
     Changes during the year..................      490,239       (12,412,048)
                                                    -------       ------------
     Balance at end...........................  (6,640,683)       (19,052,731)
                                                ===========       ============

12. EMPLOYEE BENEFITS

DEFINED BENEFIT PENSION PLANS

The Corporation maintains defined benefit pension plans that provide for pensions for both hourly and salaried employees based on length of service and rate of pay. The Corporation funding policy is to make contributions to its pension funds based on various actuarial cost methods as permitted by pension regulatory bodies. The companies are responsible to adequately fund the plans. Plan assets at June 30, 1996 and 1997 consisted primarily of listed stocks, mutual funds and bonds. Contributions reflect actuarial assumptions concerning future investment returns, salary projections and future service benefits.

The cost of pensions is accrued and charged to income over employees' working lives. Pension expense was calculated using a value of assets adjusted to market over periods of up to five years. The weighted average discount rate was 7.75% in 1995, 1996 and 1997, the rate of increase in future compensation levels used in determining the actuarial present value of the accrued pension benefits was 5.0% in 1997 (1996 and 1995 - 5.0% to 6.5%), and the expected long-term rate of return on plan assets was 8.0% in 1996 and 1997.

                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

12. EMPLOYEE BENEFITS (CONT'D)

The funded status of the Corporation's defined benefit pension plans as of the most recent valuation dates for June 30, 1996 and 1997, is as follows:

(IN THOUSANDS OF DOLLARS)
                                                                          1996                            1997
                                                                          ----                            ----
                                                                   Assets       Accumulated        Assets     Accumulated
                                                                   exceed         benefits         exceed        benefits
                                                                accumulated        exceed       accumulated       exceed
                                                                  benefits         assets         benefits         asset
                                                                ------------    -----------     ----------        --------

 Actuarial present value of benefit obligation..............    $(38,794)        $(29,374)       $(22,174)      $(30,166)
                                                                ---------        ---------       ---------      ---------
 Accumulated benefit obligation.............................     (39,116)         (29,905)        (22,331)       (30,846)
                                                                  --------        --------        --------       --------
 Projected benefit obligation
  for service rendered to date..............................      (39,998)        (31,659)        (23,277)       (33,828)
 Plan assets at fair value..................................       53,957          23,115          32,742         26,339
                                                                   ------          ------          ------         ------
 Projected benefit obligation less than (in excess of)
  plan assets...............................................       13,959          (8,544)          9,465         (7,489)
 Unrecognized net (gain) loss...............................      (13,200)          1,854          (9,210)           353
 Additional minimum liability recognized....................        (105)          (2,263)              --        (1,912)
 Prior service cost not yet recognized in net periodic
  pension cost..............................................          413           3,088             370          2,753
 Unrecognized net (asset) liability at transition...........        (596)             425            (263)         1,719
                                                                    -----             ---            -----         -----
 Pension asset (liability)..................................          471          (5,440)            362         (4,576)
                                                                      ===          =======            ===         =======

    The Corporation's net pension cost for 1995, 1996 and 1997 includes the following:
    (IN THOUSANDS OF DOLLARS)                                                      1995            1996             1997
                                                                                   ----            ----             ----
    Service cost - benefits earned during the year.......................        $2,026           $1,665           $1,726
    Interest cost on projected benefit obligation........................         8,034            2,891            3,183
    Actual return on plan assets.........................................       (14,907)          (7,235)          (5,254)
    Settlement loss......................................................             --               --             466
    Net amortization and deferral........................................         7,560            5,492            2,752
                                                                                  -----            -----            -----
                                                                                  2,713            2,813            2,873
                                                                                  =====            =====            =====


TERMINATION OF PENSION PLANS

In 1996, Dominion Textile Inc. terminated THE STAFF RETIREMENT INCOME PLAN FOR EMPLOYEES AT LOCATIONS IN A PROVINCE OTHER THAN QUEBEC (the "Ontario Plan") and proposed to its members to share the surplus equally between the members and the Corporation. The proposal was approved in 1997 by the members and by the Pension Commission of Ontario. A gain of $2.8 million representing the Business' share of the Ontario Plan surplus has been recorded and included under the caption "Other expense, net", in the combined statements of income.

In 1995, Dominion Textile Inc. terminated THE STAFF RETIREMENT INCOME PLAN FOR EMPLOYEES AT LOCATIONS IN THE PROVINCE OF QUEBEC (the "Quebec Plan") and proposed to its members to share the surplus equally between the members and the Corporation. The proposal was approved by the members in 1996 and Dominion Textile Inc. received $17.5 million, representing its share of the Quebec Plan surplus. A gain of $2.6 million representing the Business' share of proceeds received in excess of the net pension asset was recorded.

                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

12. EMPLOYEE BENEFITS (CONT'D)

CAPITAL ACCUMULATION PLANS

The Business maintains capital accumulation plans covering approximately 1,800 employees. The Business' expense with respect to those plans amounted to $1.5 million in 1995, $3.0 million in 1996 and $2.7 million in 1997.

OTHER BENEFITS

In addition to its pension plans, the Corporation provides certain health care and life insurance benefits for a large number of its retired employees in North America who have met the eligibility conditions. The cost of the other benefits is charged to income as expenditures are incurred.

The following table sets forth the status of the Corporation's plan based on the latest actuarial valuations:

                                                         1996         1997
                                                         ----         ----
     (IN THOUSANDS OF DOLLARS)
     Retirees........................................... $9,194      $7,626
     Fully eligible active plan participants............  2,125       1,772
     Other active plan participants.....................  4,439       4,490
                                                          -----       -----
                                                         15,758      13,888
     Unrecognized gain..................................    518       1,112
                                                            ---       -----
     Postretirement obligation.......................... 16,276      15,000
                                                         ======      ======

The Corporation's net periodic postretirement benefit cost for 1995, 1996 and 1997 consisted of the following components:

                                                                                       1995        1996          1997
                                                                                       ----        ----          ----
(IN THOUSANDS OF DOLLARS)
Service cost - benefits earned during the period.................................       $537         $407        $414
Interest cost on accumulated postretirement benefit obligation...................      1,526        1,146         983
Net gain (including $0.7 million in 1997 for settlements)........................       (306)       (112)        (724)
                                                                                        -----       -----        -----

                                                                                       1,757        1,441         673
                                                                                       =====        =====         ===


The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 14%, 14% and 10%, gradually declining to 5% and 6% by 2003 in 1995, 1996 and 1997, respectively, after which it remains constant. A one-percentage-point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation by approximately 11%, 9%, and 8% and would increase the periodic service and interest costs by approximately 17%, 16% and 9% during fiscal 1995, 1996 and 1997, respectively. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.5% during fiscal 1997, 1996 and 1995.

SUMMARY

The Business' share in the Corporation's employee benefit plans, based on its proportionate number of employees, is as follows:

                                                        1995      1996     1997
                                                        ----      ----     ----
      (IN THOUSANDS OF DOLLARS)
      Net benefit costs
       Pension plans.................................. $2,119   $2,197   $2,244
       Postretirement benefit other than pensions.....  1,372    1,126      526

                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

12. EMPLOYEE BENEFITS (CONT'D)

                                                                1996      1997
                                                                ----      ----
(IN THOUSANDS OF DOLLARS)
 Unfunded obligation, net
  Pension plans...............................................  3,959     3,291
  Postretirement benefit other than pension................... 12,711    11,714

13. COMMITMENTS AND CONTINGENT LIABILITIES

LEASE COMMITMENTS

As of June 30, 1997, the future minimum payments for building and equipment leases with initial non-cancelable lease terms in excess of one year are as follows:

   1998                                  $3,166,897
   1999                                   2,768,942
   2000                                   1,814,464
   2001                                   1,334,072
   2002                                   1,077,019
   2003 and subsequent years                115,000
                                            -------
                                         10,276,394
                                        ===========

OTHER COMMITMENTS

As of June 30, 1997, the Business had outstanding purchase contracts for cotton and other fibers of approximately $80.0 million and commitments for capital expenditures of approximately $1.7 million.

ENVIRONMENTAL MATTERS

The Business, primarily as a result of its manufacturing operations, is subject to numerous environmental laws and regulations and exposed to liabilities and compliance costs arising from its past and current generation, management and disposition of hazardous substances and wastes. Based on information presently available, management believes that the existing accruals are sufficient to satisfy probable and reasonably estimable environmental liabilities related to known environmental matters.

LITIGATION

In the normal course of operations, the Business becomes involved in various claims and legal proceedings. While the final outcome with respect to claims and legal proceedings pending at June 30, 1997 cannot be predicted with certainty, it is the opinion of management that their resolution will not have a material adverse effect on the Business' combined financial position or results of operations.

                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

14. SEGMENTED INFORMATION

The Apparel Fabrics Business produces denim, polycotton fabrics for careerwear and industrial applications and markets these products on a worldwide basis.

                                                                  United
                                                    Canada        States       International     Eliminations       Total
                                                    -------      --------      -------------     ------------      -------
(IN THOUSANDS OF DOLLARS)
 1995
 Sales to customers (a)..........................  $72,498      $393,603         $167,590                       $ $633,691
 Transfers between geographic areas (b)..........     7,644       10,559                --        (18,203)              --
                                                    -------       ------          --------        --------       ---------
                                                    80,142       404,162          167,590         (18,203)        633,691
 Operating income................................      422        46,723            2,381                          49,526
 Identifiable assets.............................   62,828       394,161          169,284                         626,273
 1996
 Sales to customers (a)..........................   88,385       410,640          151,838                         650,863
 Transfers between geographic areas (b)..........     7,968       13,055                --        (21,023)              --
                                                    -------       ------         ---------        --------       ---------
                                                    96,353       423,695          151,838         (21,023)        650,863
 Operating income (loss).........................     3,157       20,200          (11,054)                         12,303
 Identifiable assets.............................   71,577       407,514          153,861                         632,952
                                                    ------       -------          -------                         -------

 1997
 Sales to customers(a)...........................   85,758       373,015          151,800                         610,573
 Transfers between geographic areas(b)...........     6,711       17,093                --        (23,804)              --
                                                    -------       ------         ---------        --------        --------
                                                    92,469       390,108          151,800         (23,804)        610,573
 Operating income (loss).........................      968           866          (16,047)                        (14,213)
 Identifiable assets.............................   53,009       391,869          146,235                         591,113
                                                    ------       -------          -------                         -------

(a) Canadian sales include export sales of $43.3 million (1996 - $42.5 million, 1995 - $31.9 million) made primarily to the United States.

(b) Transfers between geographic areas are accounted for at prices comparable to open market prices for similar products and services.




                            APPAREL FABRICS BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                    Years Ended June 30, 1995, 1996 and 1997

15. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                          First              Second                 Third             Fourth
                                         Quarter             Quarter              Quarter             Quarter
                                        --------            --------             --------           ----------
  1996
   Sales...........................    152,505,770         162,755,768           148,039,142        187,561,869
   Gross profit....................     14,850,987          18,690,952            15,711,525         20,812,463
   Operating income................        628,008           3,505,390             2,494,310          5,675,604
   Net income (loss)...............      (175,110)           1,974,470           (3,034,944)          3,780,842



                                          First              Second                Third             Fourth
                                         Quarter             Quarter              Quarter            Quarter
                                        --------            ---------             -------            -------
  1997
   Sales............................   152,521,204         152,353,791           139,890,867        165,807,148
   Gross profit.....................    15,109,688          16,099,677             7,870,519          1,007,414
   Operating income (loss)..........     1,770,457           2,364,174           (5,600,638)       (12,747,240)
   Net income (loss)................     (369,887)           1,378,119           (7,208,793)        (7,905,756)





                            APPAREL FABRICS BUSINESS

          UNAUDITED CONDENSED COMBINED STATEMENTS OF INCOME AND DEFICIT

          For the Three-Month Periods Ended September 30, 1996 and 1997

                                                                                      1996                     1997
                                                                                      ----                     ----

  Sales..................................................................          $152,521,204              $152,169,004
  Cost of goods sold.....................................................           137,411,515               132,372,886
                                                                                    -----------               -----------

  Gross profit...........................................................            15,109,689                19,796,118
                                                                                     ----------                ----------

  Operating expenses
    Selling expenses.....................................................             4,979,960                 4,325,021
    Administrative expenses..............................................             7,861,278                 7,250,418
    Goodwill amortization................................................               497,993                   497,036
                                                                                        -------                   -------

                                                                                     13,339,231                12,072,475
                                                                                     ----------                ----------

  Operating income.......................................................             1,770,458                 7,723,643
  Interest expense, net..................................................            (4,782,268)               (4,423,789)
  Share in net income of associated companies............................             1,979,753                 1,239,298
  Other income (expense), net............................................              (472,990)                   56,845
                                                                                       ---------                   ------

  Income (loss) before recovery of income taxes..........................            (1,505,047)                4,595,997
  Recovery of income taxes...............................................             1,135,160                   177,624
                                                                                      ---------                   -------

  Net income (loss)......................................................              (369,887)                4,773,621
  Deficit at beginning...................................................          (115,926,962)            (130,033,279)
                                                                                   -------------            -------------

  Deficit at end.........................................................          (116,296,849)            (125,259,658)
                                                                                   =============            =============


        See Notes to Unaudited Condensed Combined Financial Statements.




                            APPAREL FABRICS BUSINESS

                   UNAUDITED CONDENSED COMBINED BALANCE SHEETS

                                                                                         June 30,           September 30,
                                                                                          1997                  1997
                                                                                         ------                ------
Assets
Current assets
   Cash and cash equivalents.....................................................       $36,797,072           $47,139,315
   Receivables
    Trade, net of allowance for doubtful accounts of $2,295,033
      (June 30, 1997 -- $2,214,213)..............................................       118,459,831           115,945,136
   Other.........................................................................        17,987,082            11,567,953
   Inventories...................................................................        84,972,495            81,406,541
   Other current assets..........................................................        11,392,840            10,907,187
                                                                                         ----------            ----------

                                                                                        269,609,320           266,966,132
Investments and advances.........................................................         6,576,251             7,373,101
Property, plant and equipment, net...............................................       244,025,312           238,987,286
Intangible assets, net...........................................................        62,213,219            61,692,604
Other assets.....................................................................         8,688,738             8,557,227
                                                                                          ---------             ---------

Total assets.....................................................................       591,112,840           583,576,350
                                                                                        ===========           ===========

Liabilities and stockholders' equity
Current liabilities
   Short-term borrowings.........................................................                 --              562,809
   Accounts payable..............................................................        32,999,742            29,083,789
   Payroll, related taxes and other employee related liabilities.................        15,951,978            13,218,469
   Other accrued liabilities.....................................................        37,578,824            34,981,441
   Interest payable..............................................................         5,656,732            10,753,624
   Income taxes payable..........................................................         4,320,246            10,352,417
   Long-term debt due within one year............................................         1,535,908             1,573,443
                                                                                          ---------             ---------

                                                                                         98,043,430           100,525,992
Long-term debt...................................................................       197,971,915           192,551,264
Deferred income taxes............................................................        30,291,948            29,323,655
Other non-current liabilities....................................................        43,293,000            43,102,919
                                                                                         ----------            ----------

Total liabilities................................................................       369,600,293           365,503,830
                                                                                        -----------           -----------

Stockholders' equity
   Additional paid-in capital....................................................       370,598,557           362,228,316
   Deficit.......................................................................      (130,033,279)         (125,259,658)
   Cumulative translation adjustment.............................................       (19,052,731)          (18,896,138)
                                                                                        ------------          ------------

Total stockholders' equity.......................................................       221,512,547           218,072,520
                                                                                        -----------           -----------

Total liabilities and stockholders' equity.......................................       591,112,840           583,576,350
                                                                                        ===========           ===========


        See Notes to Unaudited Condensed Combined Financial Statements.




                            APPAREL FABRICS BUSINESS

              UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

          For the Three-Month Periods Ended September 30, 1996 and 1997

                                                                                           1996                 1997
                                                                                           ----                 ----

   Operating activities
   Net income (loss)..............................................................        $(369,887)           $4,773,621
   Adjustments to reconcile net income (loss) to net cash provided by operating activities
    Depreciation and amortization.................................................         8,955,836            8,330,355
    Deferred income taxes.........................................................        (3,716,425)            (968,293)
    Gain on disposal of property, plant and equipment.............................          (128,193)            (290,388)
    Share in net income of associated companies...................................        (1,979,753)          (1,239,298)
   Changes in assets and liabilities
    Receivables, net..............................................................        11,707,388            9,115,274
    Inventories...................................................................        (7,627,079)           3,286,017
    Other current assets..........................................................         4,575,834              503,819
    Other assets..................................................................           366,695              211,138
    Current liabilities...........................................................        (2,135,549)           1,700,770
    Other liabilities.............................................................           703,461             (129,312)
   Other, net.....................................................................         4,629,256            1,621,685
                                                                                           ---------            ---------

   Net cash provided by operating activities......................................        14,981,584           26,915,388
                                                                                          ----------           ----------

   Investing activities
   Capital expenditures...........................................................        (4,313,732)          (3,481,214)
   Proceeds from sale of property, plant and equipment............................           754,100              399,344
   Investment in associated companies and other...................................          (365,100)           1,238,843
   Other, net.....................................................................          (478,814)          (1,225,263)
                                                                                            ---------          -----------

   Net cash used in investing activities..........................................        (4,403,546)          (3,068,290)
                                                                                          -----------          -----------

   Financing activities
   Repayment of long-term debt....................................................       (45,481,376)          (5,383,116)
   Issue of short-term borrowings.................................................         1,162,401              562,809
   Issue of long-term debt........................................................           773,143                    --
   Additional paid-in capital.....................................................        46,391,341           (8,370,241)
                                                                                          ----------           -----------

   Net cash (used in) provided by financing activities............................         2,845,509          (13,190,548)
                                                                                           ---------          ------------

   Effect of changes in exchange rates on cash and cash equivalents...............          (160,824)            (314,307)
                                                                                            ---------            ---------

   Net increase in cash and cash equivalents......................................        13,262,723           10,342,243
   Cash and cash equivalents, beginning of period.................................        17,696,400           36,797,072
                                                                                          ----------           ----------

   Cash and cash equivalents, end of period.......................................        30,959,123           47,139,315
                                                                                          ==========           ==========

   Supplemental disclosure of cash flow information Net cash paid during the period for:
    Interest......................................................................          (882,533)            (389,816)
                                                                                            ---------            ---------

    Income taxes..................................................................        (1,538,397)             (43,988)
                                                                                          -----------             --------


        See Notes to Unaudited Condensed Combined Financial Statements.

                            APPAREL FABRICS BUSINESS

                              BASIS OF PRESENTATION

          For the Three-Month Periods Ended September 30, 1996 and 1997

GENERAL

The consolidated financial statements of Dominion Textile Inc. (the "Corporation"), a Canadian company, have been issued to the stockholders.

All dollar amounts in the combined financial statements are stated in US dollars.

The combined financial statements of the Apparel Fabrics Business of Dominion Textile Inc. (the "Business") include the operations of Swift Denim, Inc., Klopman International S.p.A. and Swift Textiles Europe Limited which were operated as subsidiaries or associated companies of Dominion Textile Inc. On December 19, 1997, pursuant to a takeover offer, DT Acquisition Inc., an affiliate of Polymer Group, Inc. ("PGI") acquired all shares tendered which approximated 98% of the outstanding common stock of the Corporation. In connection with the change of control, PGI entered into a preliminary agreement with Galey & Lord, Inc., to sell it certain operations. In contemplation of the change in control and the subsequent sale of certain operations, the operations and the net assets of the Corporation have been essentially divided into two groups: the Apparel Fabrics Business and the Nonwovens Business.

The combined financial statements have been prepared using the Corporation's historical basis in the assets and liabilities and historical results of operations related to the Business. Changes in additional paid-in capital represent the Corporation's contribution of its net operating investment plus net cash transfers to or from the Corporation. The combined financial statements reflect the results of operations, financial position and cash flows of the Business as if it had operated as a separate entity for all periods presented and may not be indicative of actual results of operations and financial position of the Business under different ownership.

Additionally, the combined financial statements include allocations of certain corporate headquarters' assets, liabilities (excluding deferred income taxes), and net expenses. All significant intergroup transactions and balances have been eliminated.

ALLOCATIONS

The liabilities of the Business include outstanding direct third-party indebtedness and the amount of debt based on the ratio of the Business' average net operating investment to the aggregate net operating investment of the two groups. Interest expense shown in the combined financial statements reflects the interest expense associated with the aggregate borrowings for each period presented principally based on a blend of the Corporation's long-term weighted average interest rates for the applicable period.

General corporate overhead related to the Corporation's headquarters has been allocated to the Business based on the ratio of the Business' sales to the aggregate sales of the Corporation. The costs of the services charged to the Business are not necessarily indicative of the costs that would have been incurred if the Business had performed these functions as a stand-alone entity. Additionally, income taxes on allocated general corporate overhead are calculated using the Corporation's statutory tax rate.

Management believes that the basis of allocation is reasonable.




                            APPAREL FABRICS BUSINESS

                        BASIS OF PRESENTATION (CONTINUED)

          For the Three-Month Periods Ended September 30, 1996 and 1997

The following table illustrates the results of applying the allocation method described above on various financial statement items:

                                                                      For the three-month periods ended September 30
                                                                      -----------------------------------------------
                                                                            1996                      1997
                                                                            ----                     -----

  Net impact on gross profit.....................................          $846,089               $(1,121,850)
  General corporate overhead, net................................       (2,644,869)                (2,821,733)
  Recovery of income taxes.......................................           697,927                  1,530,110
                                                                            -------                  ---------

                                                                        (1,100,853)                (2,413,473)
                                                                        ===========                ===========



                                                                         June 30,                  September 30,
                                                                           1997                        1997
                                                                          -----                      -------
     As of:
     Net assets excluding long-term debt.........................        14,539,529                  6,588,661
     Long-term debt..............................................       197,049,432                192,407,033
     Cumulative translation adjustment...........................       (4,252,709)                (2,853,072

PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements of the Galey & Lord give effect to the Acquisition and the financing thereof (including the Note Issuance) as if they had occurred: (i) at September 27, 1997, in the case of the Unaudited Pro Forma Combined Balance Sheet and (ii) at September 29, 1996, the first day of the Company's 1997 fiscal year, in the case of the Unaudited Pro Forma Combined Statement of Operations for the year ended September 27, 1997.

The Acquisition was accounted for using the purchase method of accounting. The total cost of the Acquisition has been preliminarily allocated to the assets acquired and liabilities assumed based upon their respective fair values as determined through preliminary appraisals and internal estimates that the Company believes are reasonable. The actual allocation of purchase cost, however, and the resulting effect on income may differ from the pro forma amounts included herein.

The following unaudited pro forma combined financial information is presented for illustrative purposes only, does not purport to be indicative of the Company's financial position or results of operations as of the date hereof, or as of or for any other future date, and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the foregoing transactions occurred on September 27, 1997 or September 29, 1996, nor does it give effect to (i) any transactions other than the foregoing transactions and those described in the accompanying notes to unaudited pro forma combined financial information of the Company or (ii) Galey & Lord's or the Acquired Business' results of operations since September 27, 1997 and September 30, 1997, respectively.

The following unaudited pro forma combined financial should be read in conjunction with Galey & Lord's historical financial statements, the notes thereto and the other information contained in the 1997 Annual Report on Form 10-K and the Acquired Business' historical financial statements, the notes thereto and the other information contained elsewhere herein..

The Unaudited Pro Forma Combined Balance Sheet at September 27, 1997 is based upon Galey & Lord's financial position at September 27, 1997 and upon the Acquired Business' financial position at September 30, 1997. The Unaudited Pro Forma Combined Statement of Operations for the year ended September 27, 1997 is based upon Galey & Lord's results of operations for its fiscal year ended September 27, 1997 and upon the Acquired Business' results of operations for the twelve months ended September 30, 1997. Such financial information has been derived from Galey & Lord's audited financial statements for its fiscal year ended September 27, 1997 and from the Acquired Business' audited financial statements for its fiscal year ended June 30, 1997 (eliminating the results from the unaudited three months ended September 30, 1996) and reflecting results from its unaudited financial statements for the three months ended September 30, 1997.



                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 27, 1997
                                 (IN THOUSANDS)

                                                             Historical                                Pro Forma
                                                    -----------------------------           -------------------------------
                                                                         Acquired
                                                    Galey & Lord         Business
                                                   (September 27,     (September 30,
                                                        1997)              1997)            Adjustments           Combined
                                                        -----              -----            -----------           --------
 ASSETS
 Current assets:
   Cash.......................................        $2,277             $47,139            $(12,057) (1)         $37,359
                                                                                                   -- (2)
   Accounts receivable........................        80,839             127,513               6,500 (3a)         214,852
   Inventories................................        92,517              81,407              (3,030) (3b)        170,894
   Income taxes receivable....................         1,412                  --                318                 1,730
   Prepaid expenses and other
    current assets............................         3,894              10,907                   --              14,801
                                                       -----              ------                   --              ------
      Total current assets....................       180,939             266,966              (8,269)             439,636
 Property, plant and equipment, net...........       129,445             238,987              26,013 (3c)         394,445
 Goodwill, net................................        37,987              61,693             136,955 (3)          174,942
                                                                                             (61,693) (3d)
 Other assets, net............................           820              15,930              15,600 (2)           35,600
                                                                                              12,627 (3e)
                                                                                              (8,557) (3f)
                                                                                                (820) (4)
      Total assets............................      $349,191            $583,576            $111,856           $1,044,623
                                                    ========            ========            ========            ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Short-term borrowings......................            $--               $563                  $--                $563
   Accounts payable...........................        23,488              29,084                   --              52,572
   Accrued expenses...........................        13,032              58,953               28,016 (3g)        100,001
   Income taxes payable.......................            --              10,353                   --              10,353
   Current portion of long-term debt..........        13,281               1,573             (9,350) (6)           5,504
   Deferred income taxes......................           633                  --                  --                 633
                                                         ---                  --                  --                 ---

      Total current liabilities...............        50,434             100,526              18,666              169,626
   Long-term debt.............................       176,755             192,551            (192,407) (1)         666,373
                                                                                             489,474 (6)
   Deferred income taxes......................        17,685              29,324              10,197 (3h)          57,206
   Other non-current liabilities..............            --              43,103               4,500 (3i)          47,603
                                                    ---------             ------               -----               ------
      Total liabilities.......................       244,874             365,504             330,430              940,808
 Stockholders' equity:
   Common stock...............................           121                  --                  --                 121
   Additional paid-in capital.................        35,877             362,228            (362,228) (5)          35,877
   Retained earnings..........................        70,566           (125,260)             125,260 (5)           70,064
                                                                                                (502) (4)
   Treasury stock.............................        (2,247)                 --                  --              (2,247)
   Currency translation adjustment............             --           (18,896)              18,896 (5)               --
                                                    ---------           --------              ------                   --
      Total stockholders' equity..............       104,317             218,072            (218,574)             103,815
                                                     -------             -------            ---------             -------
      Total liabilities and stockholders'
       equity.................................      $349,191            $583,576            $111,856            $1,044,623
                                                    ========            ========            ========            ==========





               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(1)  Reflects the adjustment to eliminate certain assets of the Acquired
     Business not purchased and certain liabilities not assumed.
      Net assets of Acquired Business....................................................         $218,072
      Cash not purchased.................................................................         (12,057)
      Long-term debt not assumed.........................................................          192,407
                                                                                                   -------
      Net book value of assets acquired..................................................         $398,422
                                                                                                  ========

(2) Reflects the adjustment to record the following:

      Initial borrowings under the Senior Credit Facility.................................       $387,224
      Gross proceeds from the issuance and sale of the Notes offered hereby ..                    275,000
      Cash paid for the Acquired Business.................................................      (464,524)
      Repayment of Galey & Lord's prior senior credit facility............................      (182,100)
      Financing costs.....................................................................       (15,600)
                                                                                                 --------
      Net cash adjustment.................................................................    $        --
                                                                                              ============

(3) The Purchase Price has been preliminarily allocated as follows:

      Purchase Price...............................................................                               $464,524
      Less net book value of assets acquired.......................................                                398,422
                                                                                                                   -------
      Excess of cost over net book value of assets acquired........................                                $66,102
      Adjustments to record assets and liabilities acquired at estimated fair value:
         Accounts receivable.......................................................              6,500 (a)
         Inventory.................................................................             (3,030)(b)
         Property, plant and equipment.............................................             26,013 (c)
         Intangibles...............................................................           (61,693)(d)
         Investments and advances..................................................             12,627 (e)
         Deferred charges..........................................................             (8,557)(f)
         Accrued liabilities.......................................................           (28,016) (g)
         Deferred taxes............................................................           (10,197) (h)
         Other non-current liabilities.............................................             (4,500) (i)
                                                                                                                    70,853
      Excess of cost over fair value of net assets acquired (goodwill) .                                          $136,955
                                                                                                                  ========



     (a) Represents a receivable from the seller of the Acquired Business for certain shared tax benefits.

     (b) Reflects the write-down of raw materials inventory to fair value.

     (c) Reflects a preliminary adjustment to record the Acquired Business' fixed assets at fair value. The preliminary adjustment is based upon preliminary appraisals and internal estimates and is allocated as follows:
                 Land...............................  $10,000
                 Buildings..........................    3,000
                 Machinery and Equipment............   13,013
                                                       ------
                                                      $26,013
                                                      ========

     (d) Reflects the write-off of the existing goodwill of the Acquired
         Business.

     (e) Reflects the adjustment to record joint venture investment at fair value.

     (f) Reflects the adjustment to write off the unamortized balance of debt issuance costs of the Acquired Business.

     (g)     Reflects the assumption of the following liabilities.

Severance and other employee benefits................  $13,300
Acquisition related tax liabilities..................    3,300
Liability for unfavorable cotton commitments.........    7,647
Professional fees....................................      700
Other................................................    3,069
                                                         -----
                                                       $28,016
                                                       =======

     (h) To record the deferred tax liability related to the temporary difference between the financial statement carrying amount as adjusted and the tax basis of the assets of the Acquired Business at an assumed income tax rate of 38.8%.

     (i) Reflects the adjustment to record the pension liability of the Acquired Business at fair value.

(4) Reflects the adjustment to write-off the unamortized balance of debt issuance costs related to Galey & Lord's prior senior credit facility, net of tax.

(5) Reflects the adjustment to eliminate the Acquired Business' net equity.

(6) Reflects the adjustment to long-term debt for total debt outstanding immediately after the Acquisition.

 Initial borrowings under the Senior Credit Facilities...........    $387,224
 Gross proceeds from the issuance and sale of the Notes
  offered hereby.................................................     275,000
 Less repayment of Galey & Lord's prior senior credit facility...    (182,100)
                                                                    ---------

 Total adjustment to debt........................................     480,124
 Adjustment to current portion of long-term debt.................       9,350
 Adjustment to long-term debt....................................   $(489,474)
                                                                   ----------
                                                                          --
                                                                   ==========




              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 27, 1997
                                 (IN THOUSANDS)

                                                              Historical                                 Pro Forma
                                                ------------------------------------------     ------------------------------
                                                  Galey & Lord          Acquired Business
                                                   (Year Ended             (Year Ended
                                               September 27, 1997)     September 30, 1997)     Adjustments        Combined
                                               -------------------    ---------------------   -------------      ----------
Statement of Operations Data:
Net sales.................................         $493,362               $610,221            $        --      $1,103,583
Cost of sales.............................          439,207                547,631                (5,195) (1)     981,643
Restructuring.............................               --                 17,816                     --          17,816
                                                   ---------                ------              ---------          ------

  Gross profits...........................           54,155                 44,774                 5,195          104,124
Selling, general and administrative
  expenses................................           18,123                 51,046               (12,661) (2)      56,508
Amortization of goodwill..................            1,679                  1,987                 1,437  (1)       5,103
                                                   ---------                 -----              ---------           -----

  Operating income (loss).................           34,353                 (8,259)               16,419           42,513
Other (income) expense:
  Interest expense........................           12,326                 17,055                30,457 (3)       59,838
  Other expense (income), net.............               --                   (456)                   --             (456)
  Share in net (income) of associated
   companies..............................               --                 (6,669)                  631 (4)       (6,038)
                                                   ---------                -------              ---------          -------

Income (loss) before income taxes.........           22,027                (18,189)              (14,669)         (10,831)
Income tax expense (benefit)..............            8,350                 (9,227)               (5,447) (5)      (6,324)
                                                   --------                 -------               -------          -------

Net income (loss).........................          $13,677                $(8,962)             $(9,222)          $(4,507)
                                                    =======                ========             ========          ========


Net income (loss) per common share:
   Average common shares outstanding                 11,610                                                        11,610
   Net income (loss) per common share - basic       $  1.18                                                        $ (.39)
                                                     =======                                                       =======

   Average common shares outstanding                 11,986                                                        11,986
   Net income (loss) per common share - diluted     $  1.14                                                        $ (.39)
                                                     =======                                                       =======





          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(1) Reflects incremental depreciation and amortization expense as a result of the preliminary adjustment to fair value of the Acquired Business' property, plant and equipment and the excess of cost over fair market value of the net assets acquired as follows:

                                                                                       Estimated            Year Ended
                                                                                      Useful Life      September 27, 1997
                                                                                     ------------     --------------------

    Depreciation adjustment on Acquired Business' property, plant and
     equipment...................................................................     9.5 years           $(5,195)
    Amortization of excess of cost over fair value of net assets acquired........      40 years            $1,437


(2) Reflects the elimination of duplicative corporate overhead expenses of $10,196 and $3,365 for Swift overhead expenses less additional Galey & Lord overhead expenses of $900.

(3) Reflects an adjustment to record additional interest expense and amortization of debt issuance costs incurred in connection with the additional debt. Interest expense is calculated based on an average interest rate of 9.1%. For each 1/8% change in the assumed effective interest rate, interest expense would change by $838 for the year ended September 27, 1997.

(4) To reflect the amortization of the excess of the fair value of the investment in associated companies over the portion of the historical net equity attributable to Galey & Lord at the time of the Acquisition. Such excess is being amortized over 20 years.

(5) Reflects the income tax benefit related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 38.8%.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, competitive and economic factors in the textile, apparel and home furnishings markets, raw material and other costs, weather-related delays, general economic conditions and other risks and uncertainties that may be detailed herein.




Exhibits

 1   Press Release of Galey & Lord, Inc., dated January 30, 1998.
 2 Master Separation Agreement, dated January 29, 1998, among the Company, Polymer, DTA, Dominion and certain other parties thereto.
 3 Senior Credit Facility dated as of January 29, 1998 among the Company, Galey & Lord Industries, Inc. ("Industries"), G&L Service Company, North America, Inc. ("Service Company"), Swift Textiles Inc. ("Textiles"), Swift Denim Services Inc. ("Denim") and First Union National Bank, as agent and lender, and the other lenders' party thereto.
 4 Security Agreement dated as of January 29, 1998, among the Company, Industries, Service Company, Textiles, Denim and First Union National Bank, as Collateral Agent.
 5 Pledge Agreement dated as of January 29, 1998, among the Company, Industries, Service Company, Textiles, Denim and First Union National Bank, as Collateral Agent.
 6 Foreign Subsidiary Pledge Agreement dated as of January 29, 1998, among the Company, certain of its subsidiaries party thereto and First Union National Bank, as Collateral Agent.
 7 First Amendment to Senior Subordinated Credit Agreement dated as of January 29, 1998 among Industries, the Company and First Union Corporation, as agent and lender.
 8 Second Amendment to Senior Subordinated Credit Agreement dated as of January 29, 1998 among the Company, Industries, Service Company, Textiles, Denim and First Union Corporation, as agent and lender.
23.1 Consent of Deloitte & Touche - Auditors for Apparel Fabrics Business of Dominion Textile Inc.
23.2 Consent of KPMG - Auditors for Swift Textiles Europe Limited
99.1 Report of KPMG - Auditors for Swift Textiles Europe Limited

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Galey & Lord, Inc.
                                        ------------------
                                           (Registrant)





                                /s/ Michael R. Harmon
                                -----------------------
                                Michael R. Harmon
                                Executive Vice-President,
                                Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer),
                                Treasurer and Secretary





      February 9, 1998
     ------------------
            Date